UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to

Section 14(a) of the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant / /

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/ / Preliminary Proxy Statement

/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

/ / Definitive Proxy Statement

/x/ Definitive Additional Materials

/ / Soliciting Material Pursuant to §240.14a-12

GEORESOURCES, INC.

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(Name of Registrant as Specified in its Charter)

NONE

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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GeoResources, Inc.

1407 West Dakota Parkway, Suite 1-B

Williston, North Dakota 58801

March 13, 2007

Re: Your Vote is Extremely Important – Vote Your Shares

Dear Shareholder:

By now, you should have received your Notice, Proxy Statement, and Proxy Card for the GeoResources, Inc. Special Meeting to be held on Thursday, March 29, 2007. According to our records, your shares have not yet been voted.

Your vote is extremely important.  Please vote today!  The proposals set forth in the Proxy Statement require the approval of a majority of the shares represented at the meeting in person or by proxy, except that the proposal to amend our Articles of Incorporation will require the affirmative vote of two-thirds of our outstanding shares. The fastest way to vote is to use the telephone or Internet.  Instructions on how to vote your shares over the telephone or via the Internet are also enclosed.

If you have any questions or if you need assistance voting, please call Morrow & Co., Inc., our proxy solicitor, at 1-800-607-0088.

Thank you for taking the time to vote your shares. Your vote is extremely important.

Yours truly,

/s/ Cathy Kruse

Cathy Kruse

Secretary